Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, AT&T Note-Backed Series 2001-33
*CUSIP:    21988G585       Class     A-1
           21988GBF2       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of   September 15, 2004.....                                  $0.00
        Scheduled Income received on securities.....             $1,068,762.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,068,762.38
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.12
Balance as of   March 15, 2005.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   September 15, 2004.....                                  $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   March 15, 2005.....                                      $0.00


                  UNDERLYING SECURITIES HELD AS OF   March 15, 2005

         Principal
           Amount                               Title of Security
         -----------                            -----------------
         $32,885,000         AT&T Corp. 6.50% Notes due March 15, 2029
                             *CUSIP:   001957AW9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.